UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2026

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange
8.50% Notes due 2028	SAZ	New York Stock Exchange
7.50% Notes due 2031	SAV	New York Stock Exchange
8.00% Notes due 2031	SAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 16, 2026, Henri J. Steenkamp notified the Board of Directors (the “Board”) of Saratoga Investment Corp. (the “Company”) that he was stepping down as the Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary of the Company for health-related reasons, effective as of October 31, 2026 (the “Effective Date”). Mr. Steenkamp will continue to support the Company in a consulting capacity following the transition, providing continuity and institutional knowledge as the Company implements its expanded leadership structure. Mr. Steenkamp also will continue to serve as a member of the Board and the Chief Financial Officer of the Company’s small business investment company subsidiaries, where he will continue to contribute his long-standing knowledge of the Company’s business, investment platform, governance practices and strategic priorities. Mr. Steenkamp did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

On September 18, 2026, the Board promoted Christine Ramdihal, the Controller of the Company, to the positions of Chief Accounting Officer and Treasurer of the Company, effective as of the Effective Date. As of the Effective Date, Ms. Ramdihal will be the Company’s principal financial officer. There is no arrangement or understanding between Ms. Ramdihal and the Company and any other person or entity. There are no current or proposed transactions between the Company and Ms. Ramdihal or her immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

On September 18, 2026, the Board also promoted Rochelle Kracoff, the Assistant Chief Compliance Officer and Treasury Manager of the Company, to the positions of Chief Compliance Officer and Secretary of the Company, effective as of the Effective Date. There is no arrangement or understanding between Ms. Kracoff and the Company and any other person or entity. There are no current or proposed transactions between the Company and Ms. Kracoff or her immediate family members that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Issued by Saratoga Investment Corp. on September 18, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: September 18, 2026	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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